Exhibit 5.1

May 18, 2005

Open Joint Stock Company “Vimpel-Communications”

10 Ulitsa 8-Marta, Building 14

Moscow, Russian Federation 127083

VC ESOP N.V.

Rue Royale 97

1000 Brussels, Belgium

Re:	Open Joint Stock Company “Vimpel-Communications” and VC ESOP N.V.

                  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Open Joint Stock Company “Vimpel-Communications,” a company organized and registered under the laws of the Russian Federation (“VimpelCom”) and as special counsel to VC ESOP N.V., a company organized and registered under the laws of Belgium (“VC ESOP”) in connection with the preparation for filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to 200,000 shares (the “Shares”) of common stock, par value 0.5 kopecks per share, of VimpelCom (the “Common Stock”), transferable upon exercise of options to be granted under the Amended and Restated VimpelCom 2000 Stock Option Plan (the “Plan”).

We have examined originals or certified copies of such corporate records of VimpelCom and VC ESOP and other certificates and documents of officials of VimpelCom and VC ESOP, public officials and other persons as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies and that all information provided to any governmental and regulatory authorities of the Russian Federation, independent auditors or other persons which formed any part of the basis upon which such authorities or other persons reached a decision to issue, accept or approve any of such documents was and remains accurate and complete.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly and validly authorized by VimpelCom, and are validly issued, fully paid and nonassessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.

We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of the Russian Federation. Our opinion with respect to the Laws of the Russian Federation contained herein relates only to those published or

May 18, 2005

publicly available Laws of the Russian Federation existing as of the date of this opinion which are applicable to the matters set forth in the opinion above. It should be noted that there does not exist any system of precedent nor effective system under which promulgation of administrative regulations having the force of law are made publicly available on a regular basis. We express no opinion in the event of (i) a change after the date hereof by authorized officials of the Russian Federation in the interpretation of any law or regulation of the Russian Federation, (ii) the adoption of a retroactive law or regulation by authorized officials of the Russian Federation, or (iii) the application of any law or regulation of the Russian Federation by authorized officials in a manner inconsistent with a previous application thereof.

B.	This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP